AT-WILL EMPLOYMENT AGREEMENT
                          ----------------------------


                  This AT-WILL EMPLOYMENT AGREEMENT (this "Agreement"), dated August 13, 1998 (the "Effective Date"), is by and among Guardian International, Inc., a Nevada corporation ("Guardian"), Mutual Central Alarm Services, Inc., a New York corporation ("Mutual"), Stat-Land Burglar Alarm Systems & Devices, Inc., a New York Corporation (the "Employer") and Vincent Monardo (the "Employee").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Mutual is a wholly-owned subsidiary of Guardian; and

                  WHEREAS, effective as of the date hereof, Mutual acquired all of the issued and outstanding capital stock of the Employer under the terms of that certain Stock Purchase Agreement, dated the date hereof, by and between Guardian, Mutual, and Paul Ferrara and Stella Ferrara (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

                  WHEREAS, it is a condition to the Purchase Agreement that Guardian, Mutual, the Employer and the Employee execute this Agreement;

                  WHEREAS, Mutual and Guardian recognize that the Employee will contribute to the future growth and success of the security business of the Employer as well as Mutual and Guardian, consisting of burglar and fire alarm, closed circuit television and electronic access and control , and central station monitoring services to residential and commercial customers (the "Business"), and therefore desire to induce the Employee to remain an employee of the Employer, subsequent to the transactions contemplated by the Purchase Agreement; and

                  WHEREAS, the Employee desires to remain an employee of the Employer subsequent to the transactions contemplated by the Purchase Agreement.

                           NOW, THEREFORE, in consideration of the premises and
the mutual covenants and agreements contained herein, the receipt and sufficiency of which are mutually acknowledged, the parties hereto hereby agree as follows:

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

                           1. Employment. The Employer hereby agrees to employ
the Employee and the Employee hereby agrees to serve the Employer, on the terms and conditions hereinafter set forth in this Agreement.

                           2. At Will Employment. This Agreement shall be
effective as of the day and year first written above. THE EMPLOYEE AND THE EMPLOYER ACKNOWLEDGE AND AGREE THAT THE EMPLOYEE IS AN EMPLOYEE "AT WILL" AND THAT EITHER THE EMPLOYEE OR THE EMPLOYER REMAIN FREE TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME FOR ANY REASON.

                           3. Position and Duties. During the Employee's
employment with the Employer and subject to the provisions of this Section 3, the Employee shall serve as Vice-President of Sales and Service and shall faithfully perform all duties and responsibilities as the President of the Employer or his designee may direct from time to time.

                           4. Best Efforts. The Employee's employment with the
Employer shall be full time and the Employee shall devote his best efforts and business time exclusively to the performance of his duties and responsibilities as set forth in this Agreement, which duties and responsibilities shall be performed competently, carefully and faithfully. The Employee shall not, while an employee of the Employer and without the prior approval of the Employer, engage in any other gainful occupation or activity which conflicts with or impinges upon the full and faithful performance of the Employee's duties, or otherwise violates any term or provision of this Agreement. It is expressly understood and agreed, however, that the provisions of this Section 4 shall not be construed to prevent the Employee from investing or trading for his own account provided that such investment activity does not impair the full and faithful performance by the Employee of his duties and responsibilities hereunder, or otherwise violate any provision of this Agreement.

                           5. The Employee's Compensation.

                                    a) Salary. During the term of the Employee's
employment with the Employer, the Employer shall pay to the Employee an annual base salary as determined from time to time by the President of Employer, in accordance with the normal payroll schedules of the Employer in effect from time to time, less all appropriate withholdings for federal, state and local taxes and unemployment insurance. The Employee's current base salary is $32,500.

                                    b) Commissions. In addition to the
Employee's annual base salary, during the term of the Employee's employment with the Employer, in consideration of the timely and proper performance by the Employee of his obligations in accordance with this Agreement, the Employer shall pay the Employee sales commissions in accordance with the Employer's sales plan in effect from time to time.


                           6. The Employee's Benefits. As an employee of the
Employer, during the term of the Employee's employment with the Employer, the Employee shall be entitled to receive and enjoy such employee plans and benefits as are generally made available by the Employer to similarly situated employees.

                           7. Guardian Shares. As additional consideration for
executing this Agreement, upon execution of this Agreement, Guardian shall issue to the Employee a Guardian Common Stock certificate having an aggregate Guardian Market Value as determined at the time of the Closing equal to Twenty Thousand Dollars ($20,000).

                           8. Stock Options. As additional consideration for
executing this Agreement, the Employee shall receive the option to purchase that number of shares of Guardian Common Stock having an aggregate Guardian Market Value as determined at the time of the Closing equal to Twenty Thousand Dollars ($20,000) (the "Options"), subject to the terms and conditions of the stock option plan to be established by Guardian (the "Stock Option Plan") and a grant agreement granting such Options (the "Grant Agreement"). The exercise price of the Options shall be equal to the exercise price equal to the five-day average closing price of the Common Stock for the five days prior to the grant thereof.. The Options will vest at the rate of one-fifth per year commencing with the Effective Date. Vested Options shall be exercisable on each anniversary of the date of the grant of such Options. If the Employee does not exercise all of the vested Options in any given year, such vested Options may be exercised in subsequent years but in no event later than ten years from the date of the grant thereof. In the event that the Employee's employment hereunder is terminated by Employer "without cause" prior to the vesting of all Options, any such unvested Options shall vest automatically as of the date of termination. For purposes for this Agreement, "without cause" shall mean termination of the Employee's employment hereunder for reasons other than: (i) any conviction of the Employee of a felony or any conduct which if proved would support conviction of a felony;
(ii) conduct amounting to a material act of fraud, gross misconduct or dishonesty involving the Employer; (iii) a material act of fraud or dishonesty not involving the Employer which has a material adverse effect upon the Business or reputation of Employer; (iv) continuing material violation by the Employee of his obligations under this Agreement after written notice thereof to the Employee and failure to cure such violation within fifteen (15) days following such notice; (v) misuse of alcohol or controlled substance that materially impairs the Employee's ability to perform the duties of his employment as determined by a physician retained by the Employer or, if the Employee refuses to submit to appropriate examinations by such physician at the request of the

Board of Directors of the Employer, then by at least three members of the Board of Directors; (vi) the unlawful use of drugs or other controlled substances;
(vii) death; or (viii) disability. In the event that Employee's employment hereunder is terminated for any reason other than without cause prior to the vesting of all Options, any such unvested Options shall be forfeited, unless otherwise provided in the Stock Option Plan or Grant Agreement.

                           9. Confidentiality.

                                    a) For good consideration and as an
inducement for the Employer to employ the Employee, the Employee agrees that, both during the period of the Employee's employment with the Employer and after the termination of this Agreement and his employment with the Employer, for any reason or no reason, the Employee will hold in a fiduciary capacity for the benefit of the Employer, and shall not, directly or indirectly, use or disclose, except as authorized by the Employer in connection with the performance of his duties hereunder, any Confidential Information (as defined below) that the Employee may have or acquire (whether or not developed or compiled by the Employee or whether or not the Employee has been authorized to have access to such Confidential information) prior to or during the Term. As used in this Agreement, the term "Confidential Information" means and includes any and all information, data and know-how specific to the Business of the Employer or its affiliates, Parent or Subsidiaries, and not generally known in the industry that is disclosed to the Employee by the Employer or known by him or her as a result of his relationship with the Employer (or a company acquired by the Employer) and not generally within the public domain (whether or not constituting a Trade Secret), including without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that the Employer treats as confidential.

                  The term "Confidential Information" does not include information that has become generally available to the public by the act of the Employer or by the act of one who has the right to disclose such information without violating any right of confidentiality to the Employer or the customer to which such information pertains.

                  Nothing in this Section 9 shall prevent the Employee from disclosing any Confidential Information to the extent such disclosure is required by law or any order of a court or government authority with jurisdiction; provided, however, that the Employee agrees to give the Employer advance written notice as soon as possible of the Confidential Information required to be disclosed, and at the Employer's request, to use his best efforts to obtain assurances that the Confidential Information required to be disclosed will be maintained on a confidential basis and will not be disclosed to a greater degree than required by law.

                                    b) The covenant contained in this Section 9
shall survive the termination of the Employee's employment with the Employer for any reason or no reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, the Employee's obligations of confidentiality and non-disclosure as set forth in this Section 8 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Employer are in addition to those rights the Employer has under the common law or applicable statutes for the protection of trade secrets.

                           10. Covenant Not to Compete. For good consideration
and as an inducement for the Employer to employ the Employee, the Employee agrees that he will not engage or participate, directly or indirectly, in any business that competes with the Business, whether as employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or other representative capacity, at any time during the Employee's employment with the Employer. Nothing in this Section 10 shall prevent the Employee from owning less than 5% of the shares of any company which has shares registered on any stock exchange or with shares traded in the OTC market. In the event any court shall refuse to enforce any portion of the covenant set forth in this
Section 10, then such unenforceable portion shall be deemed eliminated and severed from said contract for the purposes of said court's proceedings to the extent necessary to permit the remaining portions of the covenant to be enforced.

                           11. Covenants Against Other Actions Damaging
Employer. The Employee agrees that he shall not, at any time during his employment with the Employer and for the two (2) year period following the termination of this Agreement and his employment with the Employer, for any reason or no reason, (the "Non-Solicitation Period"), for himself or on behalf of or in conjunction with any third party, solicit any employee of the Employer its affiliates or subsidiaries to leave such employment. The Employee further agrees that during the Non-Solicitation Period, he will not directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business, any customers of the Employer who are customers as of the date of termination of the Employee's employment with the Employer. If, during the period of the Employee's employment with the Employer, the Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Employer and a third party or parties (a "Venture"), or any discussions, analysis or negotiations with respect to an investment in, merger, acquisition or purchase, directly or indirectly, of the stock, assets, or business of any entity (an "Acquisition"), rights in the Venture and the Acquisition and any opportunity to make any investment in the entity to be so acquired (the "Target") shall belong to the Employer and shall constitute a corporate opportunity belonging exclusively to the Employer. Except as approved by the Board, the Employee shall not be entitled to any interest in any such Venture or to invest or solicit any third party to invest in the Target or consummate the Acquisition, or to any commission, finder's fee or other compensation in connection therewith other than any Salary paid to the Employee for performance of his duties in the ordinary course of business. In the event any court shall refuse to enforce any portion of the covenants set forth in this
Section 12, then such unenforceable portion shall be deemed eliminated and severed from said contract for the purposes of said court's proceedings to the extent necessary to permit the remaining portions of the covenant to be enforced.

                           12. Release.

                                    (a) The Employee, for himself, his heirs,
executors, administrators and assigns, hereby knowingly and voluntarily releases and discharges the Employer and all of its present or former parents, subsidiaries and affiliates, including, without limitation, their respective directors, stockholders, officers, employees and agents (the "Employer Releasees") from all actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, costs, disbursements, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands, whatsoever, at law, or in equity which the Employee ever had, now has or hereafter can, shall or may have against the Employer for, upon or by reason of those matters related to or arising out of the Employee's employment with the Employer through the date hereof.

                                    (b) The Employee acknowledges that he has
had an opportunity to consult with his attorney and other advisors regarding the form, content, meaning and effect of this Agreement and has been advised as to the implications thereof and is entering into this Agreement of his own free will and concern.

                                    (c) The Employee hereby waives any rights
that he has to rescind any release and discharge pursuant to this Section.

                           13. Arbitration. All disputes or controversies
between the parties arising from or related to any matter that pertains to this Agreement, to the employment of the Employee by the Employer, or to the termination the Employee's employment which otherwise would allow or require resort to a court, administrative, or other governmental dispute resolution forum (whether the claim is legal or equitable in nature, whether it is based on any tort, contract, or common law theory of recovery, or whether it is based on any federal, state, or local employment discrimination or civil rights statute, executive order, law, regulation, or ordinance, including without limitation the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the New York State Human Rights Law, and the New York City Humans Rights Law) shall be referred to binding, non-appealable arbitration in accordance with the procedures set forth in Exhibit A annexed hereto and without recourse any litigation except as set forth in Exhibit A. Each party hereby submits to personal jurisdiction in New York, New York for the purpose of such arbitration proceedings, and/or any suits to confirm same. Pending completion of any arbitration proceedings, payments not in dispute shall continue to be made and obligations not in dispute shall continue to be performed.

                           14. Assignment. This Agreement is personal to the
Employee and the Employee may not assign or transfer any of its benefits or obligations hereunder. Upon written notice by the Employer to the Employee, the Employer may assign its rights under this Agreement to any entity (i) that controls or acquires control of the Employer, (ii) that is controlled by, is under common control with, or acquires an interest in the Employer, or (iii) in which the Employer acquires a financial interest, provided that such entity assumes the Employer's obligations under this Agreement or that the Employer remains liable for its obligations under the Agreement. Upon written notice by the Employer to the Employee, the Employer may assign its rights to any entity that acquires substantially all of the Employer's assets provided that such entity assumes the Employer's obligations under this Agreement.

                           15. Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereof.

                           16. Entire Agreement. This Agreement constitutes the
entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified in any way unless in writing signed by both the Employer and the Employee.

                           17. Notices. Any notices required or permitted to be
given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand and receipted or when received or refused if delivered by United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Employer:

                  Mutual Central Alarm Services, Inc.
                  New York, New York  10036
                  Attention: Joel Cohen
                  Phone:   212-768-0808
                  Fax:     212-768-9629
                  with a copy to:

                  Cummings & Lockwood
                  Four Stamford Plaza
                  107 Elm Street
                  Stamford, Connecticut  06904
                  Attention:  Vincent M. Kiernan, Esq.
                  Phone:   203-351-4538
                  Fax:     203-351-4499

                  If to the Employee:

                           Mr. Vincent Monardo
                           254 Demorest Avenue
                           Staten Island, NY 10314

                           18. Benefits; Binding Effect. This Agreement shall be
for the benefit of and binding upon the parties hereto and their respective legal representatives, successors and, where applicable, assigns.

                           19. Severability. The invalidity of any one or more
of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally their being valid in law, and, in the event that anyone or more of the words, phrases, sentences, clauses or sections contained in this Agreement declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

                           20. Modification; Waiver; Discharge. No provision of
this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and a duly authorized representative of the Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                           21. Section Headings. The section headings contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           22. Equitable Remedies. The Employee acknowledges
that the Employer would not have an adequate remedy at law for money damages if the Employee breaches Sections 9, 10 or 11. Therefore, in addition to all other remedies to which the Employer may be entitled for a breach or threatened breach of this Agreement, the Employer will be entitled to specific enforcement of this Agreement and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In the event of legal proceedings in connection with this Agreement, the non-prevailing entity shall pay all reasonable attorneys' fees and costs of the prevailing party at trial and on appeal.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                            EMPLOYER:

                            STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES, INC. a New York corporation


                            By: /s/PAUL FERRARA
                            ----------------------
                            Name: Paul Ferrara
                            Title:    President

                            MUTUAL:

                            MUTUAL CENTRAL ALARM SERVICES, INC.
                            a New York corporation

                            By: /s/JOEL A. COHEN
                            ----------------------
                            Name: Joel A. Cohen
                            Title:    President

                            GUARDIAN:

                            GUARDIAN INTERNATIONAL, INC.
                            a Nevada corporation

                            By: /s/DARIUS G. NEVIN
                            ----------------------
                            Name: Darius G. Nevin
                            Title:    Vice President


                         [Employee's Signature Follows]

                            EMPLOYEE:


                            /s/VINCENT MONARDO
                            ----------------------
                            Vincent  Monardo

STATE OF NEW YORK   )
         --------   ) ss.
COUNTY OF RICHMOND  )
          --------

                  The foregoing instrument and signature was acknowledged before me on this 13th day of August, 1998, by VINCENT MONARDO.


                                             /s/GINA VACATELLO
                                             ----------------------------------
                                             Gina Vacatello
                                             Notary Public
                                             Commissioner of the Superior Court

[NOTARIAL SEAL]

                                    EXHIBIT A
                                    ---------

                             Arbitration Procedures
                             ----------------------


                  a. If a dispute or controversy arises, the parties hereto shall attempt in good faith to resolve such dispute or controversy promptly by negotiation. Any such dispute or controversy which has not been resolved by negotiation within thirty (30) days after the initiation of discussions shall be resolved by binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes. Unless the parties agree otherwise, the arbitration shall be conducted in New York, New York by a panel of three arbitrators. The disputing parties shall each select one arbitrator, and the arbitrators so selected shall select an attorney as the third arbitrator. If the arbitrators selected by the disputing parties fail to agree on the third arbitrator within thirty (30) days of the date this arbitration provision becomes operative, any person involved may request CPR to make the appointment in accordance with its applicable rules.

                  b. The arbitrators shall decide the issues submitted to them in accordance with the provisions and commercial purposes of this Agreement; provided that, all substantive questions of law shall be determined under the laws of the State of New York (without regard to its principles of conflicts of laws).

                  c. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators may grant any remedy or relief which is just and equitable, including injunctive relief or specific performance.

                  d. The parties hereto agree to facilitate the arbitration by:
(i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the dispute;
(ii) participating in reasonable discovery, including oral depositions; (iii) conducting arbitration hearings to the greatest extent possible on successive days; and (iv) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

                  e. Initially, the disputing parties shall each pay one-half of the costs (excluding attorneys' fees) of any arbitration; provided, however, that the arbitrators shall divide all costs excluding attorneys' fees) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances, and any party who is allocated in excess of one-half of such costs shall reimburse the other for such excess costs.

                  f. Notwithstanding the exclusivity of the dispute resolution procedures specified herein, a party hereto, without prejudice to such procedures, may file a complaint or seek an injunction or other provisional judicial relief if in its sole judgment such action is necessary to avoid irreparable damage or to present the status quo. Despite any such action, the parties shall continue to participate in good faith in the procedures specified herein.